EXHIBIT 10.1

FIRST AMENDMENT
TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of February 24, 2005
AMONG
CASH AMERICA INTERNATIONAL, INC.,
AS THE BORROWER,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT, AN L/C ISSUER
AND
SWING LINE LENDER,
JPMORGAN CHASE BANK, N.A.
AS SYNDICATION AGENT
AND
U. S. BANK NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION AND UNION BANK OF CALIFORNIA, N.A.,
AS CO-DOCUMENTATION AGENTS
AND
THE OTHER LENDERS PARTY HERETO
Dated as of March 16, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Lead Arranger and Joint Book Runner
J. P. MORGAN SECURITIES INC.,
as Co-Lead Arranger and Joint Book Runner

FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of March 16, 2007, is entered into among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender.
BACKGROUND
     A. The Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005, as modified by that certain Consent to Credit Agreement, dated as of June 28, 2006 (the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement, to among other things, extend the Maturity Date.
     C. The Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Rate” means the following percentages per annum:

		Applicable	Applicable	Applicable
		Rate for	Rate for	Rate for
Pricing		Eurodollar	Base Rate	Commitment
Level	Leverage Ratio	Rate Loans	Loans	Fee
1	Less than 1.00 to 1	0.875	0.00	0.25
2	Greater than or equal to 1.00 to 1 but less than 1.50 to 1	1.125	0.00	0.25
3	Greater than or equal to 1.50 to 1 but less than 2.00 to 1	1.375	0.00	0.25
4	Greater than or equal to 2.00 to 1 but less than 2.50 to 1	1.625	0.00	0.30
5	Greater than or equal to 2.50 to 1	1.875	0.00	0.30

     The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to Section 6.01 hereof and the related Compliance Certificate required pursuant to Section 6.02(a) hereof are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level 5 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Rate in effect from and after the First Amendment Effective Date through the date on which another Pricing Level would otherwise be in effect based on the receipt of the Borrower’s Compliance Certificate for the period ending December 31, 2006 shall be Level 2.
     (b) The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Change of Control” means, with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).
     (c) The definition of “Letter of Credit Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     (d) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Maturity Date” means (a) March 16, 2012, or (b) such earlier date upon which the Revolving Commitments may be terminated in accordance with the terms hereof.
     (e) The definition of “Permitted Liens” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

     “Permitted Liens” means: (a) Liens (if any) granted in favor of the Lenders to secure payment of the Obligations and other Indebtedness of the Borrower specifically approved by the Lenders in writing; (b) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions or social security programs, other than any Lien imposed by ERISA; (c) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics, warehousemen’s and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (e) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real Property, provided that such do not impair the use of such Property for the uses intended, and none of which is violated by existing or proposed structures or land use; (g) Liens securing Additional Secured Senior Debt, (h) Liens against Temporary Cash Investments, to the extent that such Liens secure short-term indebtedness permitted under Section 7.02(j) hereof; (i) Liens arising by operation of law in connection with judgments being appealed to the extent such Liens would not otherwise result in an Event of Default under Section 8.01(j); and (j) contractual or statutory landlord’s liens arising in the ordinary course of the Borrower’s or the Subsidiaries’ leasing activities.
     (f) The definition of “Private Placement Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Private Placement Debt” means the indebtedness of the Borrower (and Guaranty of Domestic Subsidiaries) in the aggregate original principal amount of (a) $20,000,000 under its senior notes designated “8.14% Senior Notes Due 2007”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; (b) $30,000,000 under its senior notes designated “7.10% Senior Notes Due January 2, 2008”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; (c) $42,500,000 under its senior notes designated “7.25% Senior Notes Due 2009”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; (d) $40,000,000 under its senior notes designated “6.12% Senior Notes Due December 28, 2015”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; (e) $35,000,000 under its senior notes designated “6.09% Series A Senior Notes Due December 19, 2016”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto; and (f) $25,000,000 under its senior notes designated “6.21% Series A Senior Notes Due December 19, 2021”, each payable in accordance with the respective terms of such notes and the Note Agreement entered into with respect thereto.
     (g) The definition of “Restricted Payment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Restricted Payment” means, collectively, (a) Dividends, and (b) any payment or prepayment of principal, interest, premium or penalty on any Subordinated Debt or Additional Unsecured Senior Debt or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt or Additional Unsecured Senior Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor).
     (h) The definition of “Subordinated Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Subordinated Debt” means any Indebtedness of the Borrower or any Subsidiary which (a) is subordinated to the Obligations at all times and (b) does not contain any More Restrictive Covenants.
     (i) The definition of “Swing Line Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     (j) Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Cashland Seller Note” and by adding the defined terms “Additional Secured Senior Debt”, “Additional Unsecured Senior Debt”, “Applicable Period”, “Assumed Indebtedness”, “First Amendment”, “First Amendment Effective Date”, “Foreign Acquisitions”, “Foreign Loans”, “Increase Effective Date” and “More Restrictive Covenant” thereto in alphabetical order to read as follows:
     “Additional Secured Senior Debt” means any Indebtedness of the Borrower, including purchase money Indebtedness, Capitalized Leases, Assumed Indebtedness, and other Indebtedness, which is secured by a Lien, provided the aggregate amount of such Indebtedness secured by Liens and outstanding from time to time does not exceed 15% of Net Worth.
     “Additional Unsecured Senior Debt” means any Indebtedness of the Borrower (other than Subordinated Debt) incurred or issued after the First Amendment Effective Date which (a) is not secured, directly or indirectly, or in whole or in part, by a Lien, and (b) does not contain any More Restrictive Covenants.
     “Applicable Period” has the meaning specified in the last paragraph of the definition of “Applicable Rate”.

     “Assumed Indebtedness” means Indebtedness assumed in Acquisitions permitted pursuant to Section 7.03(f).
     “First Amendment” means that certain First Amendment to Credit Agreement, dated as of March 16, 2007, among the Borrower, the Lenders, and the Administrative Agent.
     “First Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 3 of the First Amendment have been satisfied.
     “Foreign Acquisitions” means any Acquisition by the Borrower or any Subsidiary of assets or entities which are located or organized outside the United States pursuant to Section 7.03(f).
     “Foreign Loans” means intercompany loans and advances by the Borrower or any Domestic Subsidiary to a Foreign Subsidiary.
     “Increase Effective Date” has the meaning specified in Section 2.14(d) hereof.
     “More Restrictive Covenant” means any negative covenant or similar restriction applicable to the Borrower or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant), the subject matter of which is similar to the covenants set forth in Article VII of this Agreement or related to definitions in Article I of this Agreement, but which contains one or more percentages, ratios, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained than to the Lenders hereunder.
     (k) Article II of the Credit Agreement is hereby amended to add a new Section 2.14 to read as follows:
     2.14 Increase in Revolving Commitments.
     (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro

Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Aggregate Revolving Commitments are increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), and (B) no Default or Event of Default exists. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05 hereof) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Commitments under this Section 2.14.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
     (l) Section 6.17 of the Credit Agreement is hereby deleted.
     (m) Section 7.01 of the Credit Agreement is hereby amended to read as follows:
     7.01 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens. The

Borrower shall not, and shall not permit any Subsidiary to, become subject to a Negative Pledge Agreement except (a) pursuant to the Private Placement Debt, (b) pursuant to any Additional Unsecured Senior Debt permitted by Section 7.01(p), (c) pursuant to any Additional Secured Senior Debt permitted by Section 7.02(q) so long as such negative pledge relates to property financed by or the subject of such Indebtedness, (d) constituting customary provisions restricting subletting or assignment of any leases of the Borrower or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (e) constituting restrictions on the sale or other disposition of any property securing Indebtedness as a result of a Lien on such property permitted hereunder, (f) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contract entered into in the ordinary course of business, (g) constituting any restriction or condition with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder, or (h) constituting any restriction or condition with respect to property under a charter, lease, license or other agreement that has been entered into for the employment of such property.
     (n) Section 7.02 of the Credit Agreement is hereby amended to read as follows:
     7.02 Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Indebtedness, except for
     (a) the Obligations arising out of or in connection with this Agreement and the other Loan Documents,
     (b) current liabilities for taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid taxes being contested in good faith by the Borrower or any Subsidiary for which sufficient reserves have been established,
     (c) current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the Borrower or a Subsidiary for which sufficient reserves have been established,
     (d) contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business,
     (e) intercompany loans and advances, provided that the aggregate amount of outstanding Foreign Loans after the Closing Date, together with Investments in Capital Stock of Foreign Subsidiaries made after the Closing Date pursuant to Section 7.03(c)

and Foreign Acquisitions made after the Closing Date pursuant to Section 7.03(f), shall not exceed 12.5% of Net Worth at any time;
     (f) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Interest Rate Protection Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation; and (ii) such Interest Rate Protection Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party,
     (g) Guaranty Obligations permitted under Section 7.17 hereof,
     (h) the Private Placement Debt,
     (i) with respect to Temporary Cash Investments, short term Indebtedness not constituting “margin loans” and not exceeding $5,000,000 at any time in the aggregate owed by the Borrower or a Consolidated Subsidiary to the broker or investment firm which is holding assets for the account of the Borrower or a Consolidated Subsidiary, but only to the extent that such Indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such assets at the maturity of such assets,
     (j) intercompany payables for the purchase of goods and services in the ordinary course of business,
     (k) Guaranty Obligations of the Borrower and the Subsidiaries in respect of Indebtedness otherwise permitted under this Section 7.02,
     (l) intercompany loans and advances among Foreign Subsidiaries,
     (m) obligations in respect of earnout or similar payments payable in cash or which may be payable in cash at the seller’s or obligee’s option;
     (n) surety bonds delivered by the Borrower or any Subsidiary in the ordinary course of business.
     (o) Subordinated Debt, provided that (i) prior to the issuance thereof, the Borrower has delivered to the Administrative Agent a Compliance Certificate which indicates that on a pro forma basis after taking into account the issuance of such Subordinated Debt and the use of the proceeds thereof, there shall occur no Default or Event of Default, and (ii) such Indebtedness shall not have any scheduled amortization or mandatory prepayments or obligations to repurchase or redeem prior to thirty days after the Maturity Date,

     (p) Additional Unsecured Senior Debt of the Borrower, provided that (i) prior to the incurrence thereof, the Borrower has delivered to the Administrative Agent a Compliance Certificate which indicates that on a pro forma basis after taking into account the incurrence of such Additional Unsecured Senior Debt and the use of the proceeds thereof, there shall occur no Default or Event of Default, and (ii) such Indebtedness shall not have any scheduled amortization or mandatory prepayments or obligations to repurchase or redeem prior to thirty days after the Maturity Date (except as otherwise permitted pursuant to Section 7.06(b)(iv)), and
     (q) Additional Secured Senior Debt not to exceed 15% of Net Worth in aggregate principal amount.
     (o) Section 7.03 of the Credit Agreement is hereby amended to read as follows:
     7.03 Investments. The Borrower shall not, and shall not permit any Subsidiary to, make or have outstanding Investments in or to any Person, except for
     (a) pawn transactions, pawn loans and other short-term consumer loans in the ordinary course of its day to day business,
     (b) ownership of Capital Stock of Domestic Subsidiaries which, promptly after the formation or acquisition thereof, execute a Guaranty,
     (c) ownership of Capital Stock of Foreign Subsidiaries, provided that the aggregate amount of such Investments and Foreign Acquisitions made after the Closing Date, and the aggregate amount of outstanding Foreign Loans, shall not exceed 12.5% of Net Worth in aggregate amount at any time,
     (d) Temporary Cash Investments and such other “cash equivalent” investments as the Required Lenders may from time to time approve,
     (e) Investments for the purchase of real estate, provided that (x) such Investments shall only be for the purpose of operating one or more of the types of business permitted under clauses (a) through (c) of Section 5.19 located or to be located on such real estate, (y) the cumulative amount of such Investments made after the Closing Date, shall not exceed $15,000,000, and (z) clause (y) immediately preceding notwithstanding, the maximum amount of such Investments made for the purchase of real estate where one or more of the types of business permitted under clauses (a) through (c) of Section 5.19 are not existing thereon at the time of such purchase or cannot reasonably be expected to be established thereon within twelve months following such purchase, shall not exceed $7,500,000;
     (f) Acquisitions, provided (i) at time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the assets, property or business being acquired shall be in one or more of the types of businesses described in clauses (a) through (c) of Section 5.19 hereof, (iii) such Acquisition shall not be opposed by the board of directors (or other governing body) of the Person being acquired, (iv) promptly upon becoming available and in any event within five (5) days prior to any proposed Acquisition for which the aggregate Acquisition Consideration for such Acquisition is equal to or greater than $15,000,000, the Administrative Agent shall have received a pro forma Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom, (v) if immediately prior to or immediately after such Acquisition and after giving effect thereto, the Leverage Ratio is greater than or equal to 2.25 to 1.00, the Acquisition Consideration for any single Acquisition shall not exceed 20% of Net Worth as of the most recent fiscal quarter immediately preceding the Acquisition without the Required Lenders approval, (vi) immediately after such Acquisition, the Aggregate Revolving Commitments exceed the Outstanding Amount of Loans and L/C Obligations by at least $15,000,000, and (vii) the aggregate amount of Foreign Acquisitions made after the Closing Date, together with the Investments in Capital Stock of Foreign Subsidiaries made after the Closing Date and the aggregate amount of outstanding Foreign Loans, shall not exceed 12.5% of Net Worth at any time;
     (g) Investments after the Closing Date by the Borrower in Domestic Subsidiaries,
     (h) intercompany receivables as a result of the transfer of goods and property in the ordinary course of business,
     (i) other Investments permitted under Section 7.04 hereof,
     (j) Investments in existence as of the Closing Date, (including existing loans to officers of the Borrower and Subsidiaries for the purchase of Capital Stock of the Borrower to the extent not otherwise prohibited by Applicable Law), and listed on Schedule 7.03(j),
     (k) the Existing Foreign Investments; and
     (l) other Investments in activities directly related to the types of business permitted under Section 5.19 hereof, provided that the aggregate amount of such Investments shall not exceed $7,500,000 in aggregate amount at any time.
     (p) Section 7.06 of the Credit Agreement is hereby amended to read as follows:
     7.06 Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly pay any Restricted Payment; provided, however, (a) any Subsidiary may declare and pay Dividends to or for the benefit of the Borrower or any Guarantor, and (b) the Borrower may (i) make regularly scheduled interest payments on Subordinated Debt and Additional Unsecured Senior Debt, (ii) declare Dividends (including the repurchase of Capital Stock of the Borrower), (iii) make regularly scheduled principal payments on Subordinated Debt in existence as of the Closing Date, in both cases of clauses (ii) and (iii) hereof taken together in an aggregate amount not to exceed the sum of (A) $16,500,000 plus (B) 50% of cumulative Net Income after the Closing Date, and (iv) make regularly scheduled principal payments on Subordinated Debt issued or incurred after the First Amendment Effective Date and Additional Unsecured Senior Debt in an aggregate amount not to exceed $10,000,000; provided, further, the Borrower shall make no Restricted Payments unless there shall exist no Default or Event of Default prior to or after giving effect to any proposed Restricted Payment.
     (q) Section 7.13 of the Credit Agreement is hereby amended to read as follows:
     7.13 Amendment of Subordinated Debt and Additional Unsecured Senior Debt. The Borrower shall not, and shall not permit any Subsidiary to, change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument, or agreement relating to any Subordinated Debt or any Additional Unsecured Senior Debt that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt, (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt or any Additional Unsecured Senior Debt (including, without limitation, as a result of any redemption), (c) a change in any of the subordination provisions of any Subordinated Debt, (d) a change in any defined term, covenant, term or provision in any Subordinated Debt or any Additional Unsecured Senior Debt which would result in such Subordinated Debt or Additional Unsecured Senior Debt containing a More Restrictive Covenant, or (e) a change in any term or provision of any Subordinated Debt or any Additional Unsecured Senior Debt that could reasonably be expected to have a material adverse effect on the interest of the Lenders.
     (r) Section 7.15 of the Credit Agreement is hereby amended to read as follows:
     7.15 Alteration of Material Agreements. The Borrower will not, and will not permit any Subsidiary to, consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party, including but not limited to the Note Agreements, the Private Placement Debt and the Additional Unsecured Senior Debt, if such alterations, amendments, modifications, releases, waivers or terminations would have a Material Adverse Effect.
     (s) Section 7.17 of the Credit Agreement is hereby amended to read as follows:
     7.17 Guaranties. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty Obligation, except for (i) the Guaranty, (ii) guaranties of Indebtedness to extent such Indebtedness is permitted pursuant to Section 7.02 hereof), (iii) guaranties of financial commitments or obligations of its customers in the ordinary course of business, and (iv) additional limited guaranties of the Borrower, provided that the aggregate Indebtedness guaranteed by such additional limited guaranties at any time shall not exceed $10,000,000, and provided further that within five (5) days after the execution of each guaranty by the Borrower for Indebtedness in excess of $2,500,000, the Borrower shall provide each of the Lenders with a copy of such executed guaranty.
     (t) Section 7.18(a) of the Credit Agreement is hereby amended to read as follows:
     (a) Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.00 to 1.00.
     (u) Section 7.18(c) of the Credit Agreement is hereby amended to read as follows:
     (c) Minimum Net Worth. The Borrower shall not permit Net Worth to be less than the sum of (i) $355,763,250, plus (ii) 50% of Net Income (with no deduction for net losses during any quarterly period) earned after September 30, 2006, plus (iii) 100% of the Net Proceeds received by the Borrower and its Subsidiaries from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than issuance to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such Capital Stock after September 30, 2006.
     (v) Exhibit B to the Credit Agreement is hereby amended to be in the form of Exhibit B to this First Amendment.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this First Amendment, the replacement Swing Line Note payable to the order of Swing Line Lender (the “Swing Line Note”) (ii) this First Amendment and the Swing Line Note have been duly executed and delivered by the Borrower, and (iii) this First Amendment, the Swing Line Note and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this First Amendment, the Swing Line Note, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization

Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this First Amendment or the Swing Line Note, or (ii) the acknowledgement by each Guarantor of this First Amendment.
     3. CONDITIONS TO EFFECTIVENESS. This First Amendment shall be effective (and the revisions to the definition of “Applicable Rate” set forth in Section 1(a) hereof will go into effect) upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this First Amendment executed by all of the Lenders;
     (b) the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor;
     (c) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this First Amendment and the Swing Line Note;
     (d) the Administrative Agent shall have received an opinion of the Borrower’s General Counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), and (e) of this First Amendment;
     (e) the Administrative Agent shall have received a duly executed Swing Line Note;
     (f) the Administrative Agent shall have received payment of all fees due and payable pursuant to the fee letter, dated as of December 5, 2006, between the Administrative Agent and the Borrower; and
     (g) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     4. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction,

execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

CASH AMERICA INTERNATIONAL, INC.
By:	/s/ Austin Nettle
Austin Nettle
Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Dan T. Brown
Dan T. Brown
Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer, a Lender and Swing Line Lender
By:	/s/ Dan T. Brown
Dan T. Brown
Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender
By:	/s/ Ashley W. Brown
	Name:	Ashley W. Brown
	Title:	Vice President

U. S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and a Lender
By:	/s/ Kevin S. McFadden
	Name:	Kevin S. McFadden
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and a Lender
By:	/s/ Joanne K. Bramanti
	Name:	Joanne K. Bramanti
	Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A., as a Co-Documentation Agent and a Lender
By:	/s/ Albert W. Kelley
	Name:	Albert W. Kelley
	Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender
By:	/s/ Cheryl L. Razor
	Name:	Cheryl L. Razor
	Title:	Assistant Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Stephen R. Deaton
	Name:	Stephen R. Deaton
	Title:	Senior Vice President

AMEGY BANK, N.A., as a Lender
By:	/s/ Melinda N. Jackson
	Name:	Melinda N. Jackson
	Title:	Senior Vice President

BANK OF TEXAS, N.A., as a Lender
By:	/s/ James E. Sangster
	Name:	James. E. Sangster
	Title:	Senior Vice President

TEXAS CAPITAL BANK, N.A., as a Lender
By:	/s/ Barry Kromann
	Name:	Barry Kromann
	Title:	Executive Vice President

ACKNOWLEDGED AND AGREED TO:

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA MANAGEMENT L.P.,
   by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA PAWN L.P.,
   by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GEORGIA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By:	/s/ Austin D. Nettle
Austin Nettle
Vice President and Treasurer

CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS, LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEBRASKA, LLC
CASH AMERICA NET OF NEVADA, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF PA, LLC
CASH AMERICA NET OF PENNSYLVANIA, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC,
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
CASHNETUSA CO, LLC
CASHNETUSA OR, LLC
THE CHECK GIANT NM, LLC,
by their Manager, CASH AMERICA NET HOLDINGS, LLC

By:	/s/ Austin D. Nettle
Austin Nettle
Vice President and Treasurer

CASH AMERICA NET HOLDINGS, LLC
By:	/s/ Austin D. Nettle
Austin Nettle
Vice President and Treasurer

CASH AMERICA, INC. OF COLORADO
By:	/s/ David J. Clay
David J. Clay
Treasurer